Exhibit 99.1

Pulse Biosciences Reports Business Updates and Second Quarter 2023 Financial Results

HAYWARD, Calif. [Business Wire] – August 10, 2023 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a company primarily focused on leveraging its novel and proprietary Nanosecond Pulsed Field Ablation (nsPFA) technology for the treatment of atrial fibrillation, today announced financial results for the second quarter ended June 30, 2023.

Business Updates

●	Demonstrated that an nsPFA cardiac clamp can consistently perform transmural ablations in cardiac muscle up to approximately 25 millimeters thick in 1.25 seconds in preclinical studies.
●	Demonstrated that an nsPFA cardiac ablation catheter can consistently perform circumferential ablations of targeted pulmonary veins in a single shot in approximately 5 seconds in preclinical studies.
●	Three abstracts highlighting the results of preclinical studies using an nsPFA cardiac ablation catheter device were presented by physician collaborators at the Annual Heart Rhythm Society Meeting.
●	Achieved positive patient tolerance, safety and tissue response in a first-in-human feasibility study of nsPFA delivery for the ablation of benign thyroid nodules.
●	Entered into a $65 million private placement stock purchase agreement with Robert Duggan, the Company’s Executive Chairman, effectively canceling all indebtedness owed by the Company to Mr. Duggan.
●	Further strengthened the balance sheet with gross proceeds of $14.6 million in the second quarter through the exercise of warrants from the Company’s June 2022 Rights Offering.

“We are encouraged by the preclinical results we have achieved with the nsPFA cardiac clamp and catheter products. Our novel devices, combined with our unique mechanism of action, are demonstrating the potential to advance the standard of care for the treatment of atrial fibrillation. Additionally, we view the preliminary findings in our first-in-human feasibility study using our proprietary nsPFA surgical end-effector to ablate benign thyroid nodules as a significant validation of our engineering and the potential for nsPFA to deliver safe and effective human tissue ablation in surgery,” said Kevin Danahy, Chief Executive Officer of Pulse Biosciences. “Looking ahead, we remain focused on gaining clearance for a cardiac ablation clamp and advancing the catheter toward first-in-human studies.”

Second Quarter 2023 Results

Total GAAP cost and expenses, representing cost of revenues, research and development, sales and marketing, and general and administrative expenses, for the three months ended June 30, 2023, were $10.2 million compared to $14.3 million for the prior year period. Non-GAAP cost and expenses for the three months ended June 30, 2023, were $8.8 million compared to $12.2 million for the prior year period. The decrease in operating expenses compared to the prior year period was driven by the prior headcount reduction and restructuring.

GAAP net loss for the three months ended June 30, 2023 was ($9.9) million compared to ($14.0) million for the three months ended June 30, 2022. Non-GAAP net loss for the three months ended June 30, 2023, was ($8.5) million compared to ($11.9) million for the three months ended June 30, 2022.

Cash and cash equivalents totaled $58.7 million as of June 30, 2023, compared to $14.8 million as of June 30, 2022 and $54.1 million as of March 31, 2023. Cash used in the second quarter of 2023 was $10.0 million compared to $12.8 million in the same period in the prior year and $7.2 million used in the first quarter of 2023. The increase of second quarter cash usage was primarily due to the timing of certain nonrecurring payments. In the second quarter of 2023, the Company received $14.6 million in gross proceeds from the exercise of warrants issued in its June 2022 rights offering.

Reconciliations of GAAP to non-GAAP cost and expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call today, August 10, 2023, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-877-704-4453 for domestic callers or 1-201-389-0920 for international callers. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nanosecond Pulsed Field Ablation (nsPFA) technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its nsPFA technology for use in the treatment of atrial fibrillation and in a select few other markets where nsPFA could have a profound positive impact on healthcare for both patients and providers.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS, nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization and restructuring charges. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating the Company’s non-GAAP cost and expenses and net loss measures. Although stock-based compensation is a key incentive offered to employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of time-based and performance-based options, such as options that vest as a result of the Company’s market capitalization. Depending upon the size, timing and terms of the grants, as well as the probability of achievement of performance-based awards, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP cost and expenses and net loss measures. Depreciation and amortization are non-cash charges to current operations.

Restructuring charges. The Company has excluded restructuring charges in calculating its non-GAAP cost and expenses and net loss measures. Restructuring programs involve discrete initiatives designed to improve operating efficiencies and include employee termination, contract termination, and other exit costs associated with the restructuring program. The Company believes that excluding discrete restructuring charges allows for better comparisons from period to period.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s nsPFA technology and CellFX System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s expected product development efforts, such as advancement of its cardiac clamp through the appropriate FDA regulatory path and possible initiation of a first-in-human safety feasibility study of its nsPFA cardiac ablation catheter system, statements concerning the Company’s future regulatory strategies and possible government clearances and approvals, statements concerning customer adoption and future use of the CellFX System to address a range of conditions such as atrial fibrillation and benign thyroid nodules, statements about the Company’s future financing opportunities and operating expenses, and Pulse Biosciences’ expectations, whether stated or implied, regarding whether the Company’s nsPFA technology will become a disruptive treatment option for treating cardiac arrhythmias, benign thyroid nodules or any other medical condition and whether future clinical studies will show the CellFX System is safe and effective to treat atrial fibrillation, benign thyroid nodules or any other medical condition, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investor Contacts:

Pulse Biosciences

Kevin Danahy, President and CEO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$58,747	$61,139
Prepaid expenses and other current assets	1,211	1,008
Total current assets	59,958	62,147

Property and equipment, net	1,755	1,961
Intangible assets, net	2,218	2,551
Goodwill	2,791	2,791
Right-of-use assets	7,670	8,062
Other assets	365	365
Total assets	$74,757	$77,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,794	$1,573
Accrued expenses	2,844	2,595
Lease liability, current	975	896
Related party note payable, current	—	917
Total current liabilities	5,613	5,981

Lease liability, less current	8,644	9,144
Related party note payable, less current	—	65,000
Total liabilities	14,257	80,125

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized – 500,000 shares; issued and outstanding – 54,771 shares and 37,235 shares at June 30, 2023 and December 31, 2022, respectively	55	37
Additional paid-in capital	374,861	292,420
Accumulated other comprehensive income (loss)	—	—
Accumulated deficit	(314,416)	(294,705)
Total stockholders’ (deficit) equity	60,500	(2,248)
Total liabilities and stockholders’ equity	$74,757	$77,877

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
	2023*	2022	2023*	2022
Revenues:
Product revenues	$—	$265	$—	$709
Total revenues	—	265	—	709
Cost and expenses:
Cost of revenues	—	1,344	—	2,253
Research and development	6,697	5,458	12,526	12,227
Sales and marketing	—	3,690	—	9,231
General and administrative	3,530	3,787	7,263	8,285
Total cost and expenses	10,227	14,279	19,789	31,996
Loss from operations	(10,227)	(14,014)	(19,789)	(31,287)
Other income:
Interest income, net	317	18	78	18
Total other income	317	18	78	18
Net loss	(9,910)	(13,996)	(19,711)	(31,269)
Other comprehensive gain:
Unrealized gain on available-for-sale securities	—	—	—	—
Comprehensive loss	$(9,910)	$(13,996)	$(19,711)	$(31,269)
Net loss per share:
Basic and diluted net loss per share	$(0.22)	$(0.44)	$(0.48)	$(1.02)
Weighted average shares used to compute net loss per common share — basic and diluted	44,512	31,492	40,970	30,623

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
Stock Based Compensation Expense:	2023*	2022	2023*	2022
Cost of revenues	$—	$90	$—	$180
Research and development	518	496	776	953
Sales and marketing	—	362	—	816
General and administrative	625	765	1,263	1,771
Total stock-based compensation expense	$1,143	$1,713	$2,039	$3,720

*For the three and six month periods ended June 30, 2023, the Company reclassified certain expenses as a result of the shift in focus from dermatology to cardiology. Expenses previously included in Cost of Revenues are now recorded as a part of Research and Development, and expenses previously included in Sales and Marketing are now recorded as a part of General and Administrative.

PULSE BIOSCIENCES, INC.

Consolidated Revenue Financial Highlights

(In thousands)

(Unaudited)

	Three-Month Periods Ended				Six-Month Periods Ended
	June 30,				June 30,
	2023		2022		2023		2022
Revenue by category:
Systems	$—	0%	$209	79%	$—	0%	$576	81%
Cycle units	—	0%	56	21%	—	0%	133	19%
Total revenue	$—	0%	$265	100%	$—	0%	$709	100%

Revenue by geography:
North America	$—	0%	$214	81%	$—	0%	$526	74%
Rest of World	—	0%	51	19%	—	0%	183	26%
Total revenue	$—	0%	$265	100%	$—	0%	$709	100%

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
	2023	2022	2023	2022
Reconciliation of GAAP to non-GAAP Cost of revenues:
GAAP Cost of revenues	$—	$1,344	$—	$2,253
Less: Stock-based compensation expense	—	(90)	—	(180)
Less: Depreciation and amortization	—	(5)	—	(10)
Less: Restructuring	—	—	—	(19)
Non-GAAP Cost of revenues	$—	$1,249	$—	$2,044

Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$6,697	$5,458	$12,526	$12,227
Less: Stock-based compensation expense	(518)	(496)	(776)	(953)
Less: Depreciation and amortization	(59)	(70)	(117)	(129)
Less: Restructuring	—	—	(38)	(127)
Non-GAAP Research and development	$6,120	$4,892	$11,595	$11,018

Reconciliation of GAAP to non-GAAP Sales and marketing:
GAAP Sales and marketing	$—	$3,690	$—	$9,231
Less: Stock-based compensation expense	—	(362)	—	(816)
Less: Depreciation and amortization	—	(15)	—	(28)
Less: Restructuring	—	—	—	(546)
Non-GAAP Sales and marketing	$—	$3,313	$—	$7,841

Reconciliation of GAAP to non-GAAP General and administrative:
GAAP General and administrative	$3,530	$3,787	$7,263	$8,285
Less: Stock-based compensation expense	(625)	(765)	(1,263)	(1,771)
Less: Depreciation and amortization	(244)	(263)	(488)	(513)
Less: Restructuring	(7)	—	(19)	(41)
Non-GAAP General and administrative	$2,654	$2,759	$5,493	$5,960

Reconciliation of GAAP to non-GAAP Cost and expenses:
GAAP Cost and expenses	$10,227	$14,279	$19,789	$31,996
Less: Stock-based compensation expense	(1,143)	(1,713)	(2,039)	(3,720)
Less: Depreciation and amortization	(303)	(353)	(605)	(680)
Less: Restructuring	(7)	—	(57)	(733)
Non-GAAP Cost and expenses	$8,774	$12,213	$17,088	$26,863

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(9,910)	$(13,996)	$(19,711)	$(31,269)
Add: Stock-based compensation expense	1,143	1,713	2,039	3,720
Add: Depreciation and amortization	303	353	605	680
Add: Restructuring	7	—	57	733
Non-GAAP Net loss	$(8,457)	$(11,930)	$(17,010)	$(26,136)